UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2010 (August 10, 2010)
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600
Houston, TX (Address of Principal Executive Offices)	77046 (Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On August 10, 2010, Buckeye GP LLC (the “General Partner”), which is the general partner of Buckeye Partners, L.P. (the “Partnership”), entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 14, 2008, adopted effective as of January 1, 2007 (the “Partnership Agreement”). The amendment set forth in the Amendment permits the General Partner to adjourn a meeting of limited partners, without notice of the adjourned meeting or setting a new record date for the meeting, if the time and place thereof are announced at the adjourned meeting, unless the adjournment (together with any prior adjournments in connection with which a new record date was not fixed) is for more than 60 days.
     A copy of the Amendment is filed as Exhibit 3.1 to this Form 8-K and is incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

3.1	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President, General Counsel and Secretary

Dated: August 10, 2010

Exhibit Index

(d)	Exhibits.
3.1	Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Buckeye Partners, L.P.